 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (Nos. 333-160320 and 33-160319) on Form S-8 of Floridian Financial Group, Inc. of our report dated March 28, 2012, relating to our audits of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Floridian Financial Group, Inc. for the year ended December 31, 2011.

/s/ McGladrey & Pullen, LLP

Jacksonville, Florida

March 28, 2012